EXHIBIT A-2

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, _____
To:	Bank of America, N.A., as Swing Line Agent

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 6, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC, Citigroup Global Markets Inc. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A., as Swing Line Lender, and Citibank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Syndication Agents.

The undersigned hereby requests a Swing Line Loan:

1.                      On  ___________________________ (a Business Day).

2.                      In the amount of [US$][CDN$][€][£] _______   .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.16(a) of the Agreement.

The undersigned hereby represents and warrants that the conditions set forth in Section 4.2(a) and (b) have been satisfied on and as of the date the Committed Loans are borrowed, including, without limitation, that the Borrowing is within the Committed Borrower’s corporate powers, has been duly authorized by all necessary corporate action, and the amount of the Committed Borrowing does not exceed such authorization.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]

A-2-1
Form of Swing Loan Notice

[TOYOTA LEASING GMBH]

[as Borrowers’ Representative for]

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]

By: _________________________________

Name: _______________________________

Title: ________________________________

A-2-2
Form of Swing Loan Notice